News

For further information contact:

Derek Leckow
Vice President
Investor Relations
(717) 849-7863                                    For Immediate Release

DENTSPLY International Reports Record Fourth Quarter and Fiscal 2013 Results

•	Fiscal 2013 adjusted earnings per diluted share grew 6% to $2.35

•	Fourth quarter 2013 adjusted earnings per diluted share grew 9% to $0.61

•	Operating cash flow for fiscal 2013 grew 13% to a record $418 million

York, PA - February 18, 2014 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced sales and earnings for the three months and year ended December 31, 2013.

Fourth Quarter Results

Net sales in the fourth quarter of 2013 of $753.7 million increased slightly from $753.3 million in the fourth quarter of 2012. Net sales, excluding precious metals content, of $713.7 million increased 1.5% from $703.5 million in the fourth quarter of 2012. This growth primarily reflects constant currency growth in the U.S. and Rest of World regions in the period, while European sales contracted slightly.

Net income attributable to DENTSPLY International for the fourth quarter of 2013 was $74.4 million, or $0.51 per diluted share, compared to $126.8 million, or $0.88 per diluted share in the fourth quarter of 2012. On an adjusted basis, excluding certain items, earnings increased to $0.61 per diluted share from $0.56 per diluted share in the fourth quarter of 2012. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

Full Year Results

Net sales for the full year 2013 were $2.95 billion, an increase of 0.8% from the prior year. Net sales in 2013, excluding precious metal content, were $2.77 billion, a 2.1% increase over 2012, reflecting positive constant currency growth in each of DENTSPLY’s major geographic regions which include the United States, Europe, and Rest of World.

Net income attributable to DENTSPLY International for fiscal 2013 was $313.2 million, or $2.16 per diluted share, compared to $314.2 million, or $2.18 per diluted share for 2012. On an adjusted basis, excluding certain items, earnings of $2.35 per diluted share increased 6% from $2.22 per diluted share in 2012. A reconciliation of this non-GAAP measure to earnings per share on a GAAP basis is provided on the attached table.

Bret Wise, Chairman and Chief Executive Officer, stated “We continue to be pleased with the progress we have made in accelerating earnings growth over the past few quarters, as we realize benefits from our integration and cost savings activities. Looking ahead, we see opportunities to continue to drive market share growth across our global portfolio by leveraging our core strategies of innovation, clinical education and sales force effectiveness. We believe that global market conditions will improve slightly in 2014 and, accordingly, we are expecting adjusted earnings in the range of $2.45 to $2.55 per share, representing growth in the range of 4% to 9% for the year.”

Additional Information

A conference call is scheduled to begin today at 8:30 a.m. (Eastern Time). Supplemental materials for reference during the call will be available for download in the investor relations section of DENTSPLY's web site, at www.dentsply.com.

A live webcast will be accessible via a link on DENTSPLY’s web site at www.dentsply.com. In order to participate in the call, dial (877) 591-4953 for domestic calls, or (719) 325-4869 for international calls. The Conference ID # is 2189325. During the call, participants will be able to discuss fourth quarter and fiscal 2013 results with DENTSPLY’s Chairman and Chief Executive Officer, Mr. Bret Wise, President and Chief Financial Officer, Mr. Chris Clark, and Executive Vice President and Chief Operating Officer, Mr. Jim Mosch.

A rebroadcast of the conference call will be available online at the DENTSPLY web site. You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Replay Passcode # 2189325.

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other consumable medical device products. The Company believes it is the world's largest manufacturer of consumable dental products for the professional dental market. For over 110 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, the Company has global operations with sales in more than 120 countries. Visit www.dentsply.com for more information about DENTSPLY and its products.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental and medical markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental and medical products, outcome of litigation and/or governmental enforcement actions, volatility in the capital markets or changes in our credit ratings, continued support of our products by influential dental and medical professionals, our ability to successfully integrate acquisitions, risks associated with foreign currency exchange rates, risks associated with our competitors’ introduction of generic or private label products, our ability to accurately predict dealer and customer inventory levels, our ability to successfully realize the benefits of any cost reduction or restructuring efforts, our ability to obtain a supply of certain finished goods and raw materials from third parties and changes in the general economic environment that could affect the business. Changes in such assumptions or factors could produce significantly different results.

For additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements, please refer to the Company's most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share. The Company discloses adjusted net income attributable to DENTSPLY International to allow investors to evaluate the performance of the Company's operations exclusive of certain items that impact the comparability of results from period to period and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation. The adjusted net income attributable to DENTSPLY International consists of net income attributable to DENTSPLY International adjusted to exclude the impact of the following:

(1) Acquisition related costs. These adjustments include costs related to integrating recently acquired businesses and specific costs related to the consummation of the acquisition process. These costs are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring and other costs. These adjustments include both costs and income that are irregular in timing, amount and impact to the Company's financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Following a significant acquisition in 2011, the Company began recording large non-cash charges related to the values attributed to purchased intangible assets. These charges have been excluded from adjusted net income attributed to DENTSPLY International to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Income related to credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company's operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company's convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate's equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits. These adjustments are irregular in timing and amount and may significantly impact the Company's operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2013	2012	2013	2012

Net sales	$753,658	$753,288	$2,950,770	$2,928,429
Net sales, excluding precious metal content	713,669	703,473	2,771,728	2,714,698

Cost of products sold	355,819	361,235	1,373,358	1,372,042

Gross profit	397,839	392,053	1,577,412	1,556,387
% of Net sales	52.8%	52.0%	53.5%	53.1%
% of Net sales, excluding precious metal content	55.7%	55.7%	56.9%	57.3%

Selling, general and administrative expenses	292,127	287,992	1,144,890	1,148,731

Restructuring and other costs	8,291	6,854	13,356	25,717

Operating income	97,421	97,207	419,166	381,939
% of Net sales	12.9%	12.9%	14.2%	13.0%
% of Net sales, excluding precious metal content	13.7%	13.8%	15.1%	14.1%

Net interest and other expense	9,494	11,088	49,831	51,260

Income before income taxes	87,927	86,119	369,335	330,679

Provision for (benefit from) income taxes	12,552	(39,630)	52,150	8,920

Equity in net earnings (loss) of
unconsolidated affiliated company	656	2,178	976	(3,270)

Net income	76,031	127,927	318,161	318,489
% of Net sales	10.1%	17.0%	10.8%	10.9%
% of Net sales, excluding precious metal content	10.7%	18.2%	11.5%	11.7%

Less: Net income attributable to noncontrolling interests	1,603	1,127	4,969	4,276

Net income attributable to DENTSPLY International	$74,428	$126,800	$313,192	$314,213

% of Net sales	9.9%	16.8%	10.6%	10.7%
% of Net sales, excluding precious metal content	10.4%	18.0%	11.3%	11.6%

Earnings per common share:
Basic	$0.52	$0.89	$2.20	$2.22
Dilutive	$0.51	$0.88	$2.16	$2.18

Cash dividends declared per common share	$0.0625	$0.0550	$0.2500	$0.2200

Weighted average common shares outstanding:
Basic	142,539	142,098	142,663	141,850
Dilutive	145,157	144,297	144,965	143,945

DENTSPLY INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2013	2012
Assets

Current Assets:

Cash and cash equivalents	$74,954	$80,132
Accounts and notes receivable-trade, net	472,802	442,412
Inventories, net	438,559	402,940
Prepaid expenses and other current assets	157,487	185,612
Total Current Assets	1,143,802	1,111,096

Property, plant and equipment, net	637,172	614,705
Identifiable intangible assets, net	795,323	830,642
Goodwill, net	2,281,596	2,210,953
Other noncurrent assets, net	220,154	204,901

Total Assets	$5,078,047	$4,972,297

Liabilities and Equity

Current liabilities	$796,405	$927,780
Long-term debt	1,166,178	1,222,035
Deferred income taxes	238,394	232,641
Other noncurrent liabilities	299,096	340,398
Total Liabilities	2,500,073	2,722,854

Total DENTSPLY International Equity	2,535,053	2,208,698
Noncontrolling interests	42,921	40,745
Total Equity	2,577,974	2,249,443

Total Liabilities and Equity	$5,078,047	$4,972,297

DENTSPLY INTERNATIONAL INC.
(In thousands)

Supplemental Summary Cash Flow Information:

Year Ended December 31, 2013 and 2012

	Year Ended December 31,
	2013	2012

Net Cash Provided by Operating Activities	$417,846	$369,685
Net Cash Used in Investing Activities	$260,231	$115,021
Net Cash Used in Financing Activities	$161,685	$255,609

Depreciation	$81,639	$79,456
Amortization	$46,264	$49,743
Capital Expenditures	$100,345	$92,072
Cash Dividends Paid	$34,874	$31,425

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Three Months Ended December 31, 2013
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$97,421	13.7%

Amortization of Purchased Intangible Assets	11,569	1.6%

Restructuring and Other Costs	9,296	1.3%

Acquisition-Related Activities	4,336	0.6%

Adjusted Non-US GAAP Operating Income	$122,622	17.2%

Three Months Ended December 31, 2012
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$97,207	13.8%

Amortization of Purchased Intangible Assets	12,388	1.8%

Restructuring and Other Costs	7,006	1.0%

Acquisition-Related Activities	3,619	0.5%

Orthodontic Business Continuity Costs	(152)	—%

Adjusted Non-US GAAP Operating Income	$120,068	17.1%

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Year Ended December 31, 2013
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$419,166	15.1%

Amortization of Purchased Intangible Assets	46,221	1.7%

Restructuring and Other Costs	14,639	0.5%

Acquisition-Related Activities	8,778	0.3%

Adjusted Non-US GAAP Operating Income	$488,804	17.6%

Year Ended December 31, 2012
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$381,939	14.1%

Amortization of Purchased Intangible Assets	49,745	1.8%

Restructuring and Other Costs	27,103	1.0%

Acquisition-Related Activities	14,164	0.6%

Orthodontics Business Continuity Costs	920	—%

Adjusted Non-US GAAP Operating Income	$473,871	17.5%

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per common share basis to the non-US GAAP financial measures.

Three Months Ended December 31, 2013
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$74,428	$0.51

Amortization of Purchased Intangible Assets, Net of Tax	8,081	0.06

Restructuring and Other Costs, Net of Tax	5,259	0.04

Acquisition Related Activities, Net of Tax	3,048	0.02

Loss on Fair Value Adjustments related to an Unconsolidated Affiliated Company, Net of Tax	147	—

Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	(365)	—

Income Tax-Related Adjustments	(2,665)	(0.02)

Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$87,933	$0.61

Three Months Ended December 31, 2012
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$126,800	$0.88

Amortization of Purchased Intangible Assets, Net of Tax	8,466	0.06

Restructuring and Other Costs, Net of Tax	4,486	0.03

Acquisition Related Activities, Net of Tax	2,669	0.02

Orthodontics Business Continuity Costs, Net of Tax	(93)	—

Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company, Net of Tax	(2,353)	(0.02)

Income Tax-Related Adjustments	(58,617)	(0.41)

Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$81,358	$0.56

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per common share basis to the non-US GAAP financial measures.

Year Ended December 31, 2013
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$313,192	$2.16

Amortization of Purchased Intangible Assets, Net of Tax	32,309	0.22

Restructuring and Other Costs, Net of Tax	9,721	0.07

Acquisition Related Activities, Net of Tax	5,890	0.04

Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	2,339	0.02

Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company, Net of Tax	(1,200)	(0.01)

Income Tax-Related Adjustments	(21,054)	(0.15)

Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$341,197	$2.35

Year Ended December 31, 2012
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$314,213	$2.18

Amortization of Purchased Intangible Assets, Net of Tax	33,612	0.23

Restructuring and Other Costs, Net of Tax	18,549	0.13

Acquisition Related Activities, Net of Tax	9,299	0.07

Loss on Fair Value Adjustments related to an Unconsolidated Affiliated Company, Net of Tax	2,927	0.02

Orthodontics Business Continuity Costs, Net of Tax	600	—

Income Tax-Related Adjustments	(59,992)	(0.41)

Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$319,208	$2.22

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Three Months Ended December 31, 2013
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$87,927	$(12,552)	14.3%

Amortization of Purchased Intangible Assets	11,569	(3,488)

Restructuring and Other Costs	8,736	(3,477)

Acquisition-Related Activities	4,336	(1,288)

Loss on Fair Value Adjustments related to an Unconsolidated Affiliated Company	3	(1)

Credit Risk and Fair Value Adjustments to Outstanding Derivatives	(593)	228

Income Tax-Related Adjustments	—	(2,665)

As Adjusted - Non-US GAAP Operating Results	$111,978	$(23,243)	20.8%

Three Months Ended December 31, 2012
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$86,119	$39,630	(46.0%)

Amortization of Purchased Intangible Assets	12,388	(3,922)

Restructuring and Other Costs	7,006	(2,520)

Acquisition-Related Activities	3,619	(950)

Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company	(43)	13

Orthodontics Business Continuity Costs	(152)	59

Income Tax-Related Adjustments	—	(58,817)

As Adjusted - Non-US GAAP Operating Results	$108,937	$(26,507)	24.3%

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Year Ended December 31, 2013
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$369,335	$(52,150)	14.1%

Amortization of Purchased Intangible Assets	46,221	(13,912)

Restructuring and Other Costs	14,079	(4,358)

Acquisition-Related Activities	8,778	(2,888)

Credit Risk and Fair Value Adjustments to Outstanding Derivatives	3,809	(1,470)

Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company	(17)	5

Income Tax-Related Adjustments	—	(21,054)

As Adjusted - Non-US GAAP Operating Results	$442,205	$(95,827)	21.7%

Year Ended December 31, 2012
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$330,679	$(8,920)	2.7%

Amortization of Purchased Intangible Assets	49,745	(16,133)

Restructuring and Other Costs	27,103	(8,554)

Acquisition-Related Activities	14,164	(4,865)

Orthodontics Business Continuity Costs	920	(320)

Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company	(272)	82

Income Tax-Related Adjustments	—	(60,192)

As Adjusted - Non-US GAAP Operating Results	$422,339	$(98,902)	23.4%